Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:
Timothy A. Bonang, Mangager of
Investor Relations or,
John G. Murray, President or
Mark L. Kleifges, CFO
(617) 964-8389
www.hptreit.com

HPT Announces 2004 Third Quarter Operating Results

Newton, MA (November 3, 2004): Hospitality Properties Trust (NYSE: HPT) today announced its results of operations for the quarter ended September 30, 2004, as follows:

	(amounts in thousands, except per share amounts)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003

Net income	$30,707	$30,897	$91,235	$94,081

Net income available for common shareholders	$28,793	$27,202	$80,682	$82,996

Funds from operations (“FFO”)	$59,942	$56,791	$176,489	$171,268

Common distributions declared	$48,386	$45,063	$145,137	$135,179

Per common share amounts:

Net income available for common shareholders	$0.43	$0.43	$1.22	$1.33

Funds from operations (“FFO”)	$0.89	$0.91	$2.66	$2.74

Common distributions declared	$0.72	$0.72	$2.16	$2.16

Weighted average common shares outstanding	67,191	62,587	66,268	62,572

Hospitality Properties Trust is a REIT headquartered in Newton, Massachusetts, which invests in hotels. HPT has investments in 285 hotels located in 38 states.

(end)

Hospitality Properties Trust

CONSOLIDATED STATEMENT OF INCOME AND FUNDS FROM OPERATIONS

 (amounts in thousands, except per share data)

		Quarter Ended Sept 30,		Nine Months Ended Sept 30,
		2004	2003	2004	2003
	Revenues:
	Hotel operating revenues (1)	$136,861	$72,338	$378,780	$140,498
	Rental income	30,312	48,163	95,326	160,251
	FF&E Reserve income (2)	4,660	4,318	14,243	14,132
	Interest income	159	44	185	335
	Total revenues	171,992	124,863	488,534	315,216

	Expenses:
	Hotel operating expenses (1) (3)	94,896	51,064	259,216	97,168
	Interest (including amortization of deferred financing costs of $686, $626, $2,058 and $1,853, respectively)	12,530	11,508	37,775	31,910
	Depreciation and amortization	28,713	26,859	86,158	77,075
	General and administrative	5,146	4,535	14,353	12,400
	Loss on early extinguishment of debt (4)	--	--	--	2,582
	Total expenses	141,285	93,966	397,502	221,135

	Income before gain on sale of real estate	30,707	30,897	91,032	94,081
	Gain on sale of real estate	--	--	203	--

	Net income	30,707	30,897	91,235	94,081
	Preferred distributions	(1,914)	(3,695)	(7,760)	(11,085)
	Excess of liquidation preference over carrying value of preferred shares (5)	--	--	(2,793)	--
	Net income available for common shareholders	$28,793	$27,202	$80,682	$82,996

	Calculation of FFO (6):
	Net income available for common shareholders	$28,793	$27,202	$80,682	$82,996
Add:	FF&E deposits not in net income (2)	453	2,341	1,346	7,765
	Depreciation and amortization	28,713	26,859	86,158	77,075
	Deferred percentage rent (7)	900	389	2,167	850
	Deferred hotel operating income (8)	1,083	--	3,546	--
	Excess of liquidation preference over carrying value of preferred shares (5)	--	--	2,793	--
	Loss on early extinguishment of debt (4)	--	--	--	2,582
Less:	Gain on sale of real estate	--	--	(203)	--

	Funds from operations (“FFO”)	$59,942	$56,791	$176,489	$171,268

	Weighted average common shares outstanding	67,191	62,587	66,268	62,572

	Per common share amounts:
	Net income available for common shareholders	$0.43	$0.43	$1.22	$1.33
	FFO (6)	$0.89	$0.91	$2.66	$2.74
	Common distributions declared	$0.72	$0.72	$2.16	$2.16

See Notes on page 3.

Hospitality Properties Trust

NOTES TO CONSOLIDATED STATEMENT OF INCOME AND FUNDS FROM OPERATIONS

 (amounts in thousands, except per share data)

(1)        As of September 30, 2004, each of our 285 hotels was included in one of eight combinations of hotels which are either leased to one of our taxable REIT subsidiaries and managed by an independent hotel operating company or leased to a third party. At September 30, 2004, we had 177 managed hotels and 108 leased hotels. Our consolidated statement of income includes hotel operating revenues and expenses of managed hotels, and only rental income from our leased hotels. The pro forma operating results for all 177 of our managed hotels assuming acquisition of the hotels and commencement of the management agreements as of January 1, 2003, are as follows (includes amounts for periods prior to our ownership of some of these hotels and for periods when some of these hotels were leased from us by third parties):

	Quarter Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Hotel operating revenues	$136,861	$133,986	$390,781	$387,436
Hotel operating expenses	92,985	92,694	264,320	263,377

(2)                Various percentages of total sales at most of our hotels are escrowed as reserves for future renovations or refurbishment, or FF&E Reserve escrows. We own the FF&E Reserve escrows for all the hotels leased to our taxable REIT subsidiary and for most of the hotels leased to third parties. We have a security and remainder interest in the FF&E Reserve escrows for the remaining hotels leased to third parties. When we own the FF&E Reserve escrows at hotels leased to third parties, generally accepted accounting principles, or GAAP, require that payments into the escrow are reported as additional rent. When we have a security and remainder interest in the FF&E Reserve escrows, deposits are not included in revenue but are included in FFO. The amounts which are escrowed as FF&E reserves for our managed hotels are not reported as FF&E reserve income in our consolidated statement of income.

(3)                Certain of our managed hotels had net operating results that were less than the minimum returns due to us by $1,762 in the 2003 third quarter and $4,070 and $5,645 in the first nine months of 2004 and 2003, respectively. There were no fundings of minimum returns by our managers in the 2004 third quarter. These amounts have been reflected in our consolidated statement of income as a net reduction to hotel operating expenses in each period because the minimum returns were funded by our managers.

(4)                Represents the write off of unamortized deferred financing costs related to early extinguishment of debt.

(5)                On April 12, 2004, we redeemed all of our outstanding 9 ½% Series A Preferred Shares at their liquidation preference of $25 per share, plus accumulated and unpaid dividends. Pursuant to the Securities and Exchange Commission’s clarification on Emerging Issues Task Force Topic D-42, The Effect on the Calculation of Earnings per Share for the Redemption or Induced Conversion of Preferred Stock, the $2,793 excess of the liquidation preference of the redeemed shares over their carrying amount was deducted from net income to determine net income available to common shareholders in the calculation of earnings per share.

(6)                We compute FFO as shown in the calculation above. Our calculation of FFO differs from the NAREIT definition because we include FF&E deposits not included in net income (see note 2), deferred percentage rent (see note 7) and deferred hotel operating income (see note 8) and exclude the excess of liquidation preference over carrying value of redeemed preferred shares (see note 5) and loss on early extinguishment of debt not settled in cash (see note 4). We consider FFO to be an appropriate measure of performance for a REIT, along with net income and cash flow from operating, investing and financing activities. We believe that FFO provides useful information to investors because by excluding the effects of certain historical costs, such as depreciation expense and losses on early extinguishment of debt, it may facilitate comparison of current operating performance among REITs. FFO does not represent cash generated by operating activities in accordance with GAAP and should not be considered an alternative to net income or cash flow from operating activities as a measure of financial performance or liquidity. FFO is among the important factors considered by our board of trustees when determining the amount of distributions to shareholders. Other important factors include, but are not limited to, requirements to maintain our status as a REIT, limitations in our revolving bank credit facility and public debt covenants, the availability of debt and equity capital to us and our expectation of our future performance.

(7)                We recognize percentage rental income received for the first, second and third quarters in the fourth quarter. Although recognition of revenue is deferred for purposes of calculating net income, the calculation of FFO includes this amount.

(8)                Our rights to share in the operating results of our managed hotels in excess of minimum returns are generally determined based upon annual calculations. Our managed hotels generated net operating results that were $1,083 in the 2004 third quarter and $3,546 in the first nine months of 2004, more than the minimum returns due to us. We recognize income in excess of our minimum returns in the fourth quarter when all contingencies are met and the income is earned. Although recognition of this income is deferred for purposes of calculating net income, the calculation of FFO includes this amount.

Key Balance Sheet Data

(in thousands)

	September 30, 2004	December 31, 2003

Cash	$3,491	$6,428

Restricted cash (FF&E Reserve escrow)	$45,532	$55,755

Real Estate, at cost	$3,193,505	$3,179,507

Debt, net of discounts
Floating rate — Credit Facility, due 2005	$80,000	$201,000
Fixed rate — 7.00% Senior Notes, due 2008	149,908	149,888
Fixed rate — 9.125% Senior Notes, due 2010	49,964	49,960
Fixed rate — 8.3% Mortgage payable, due 2011	3,840	3,881
Fixed rate — 6.85% Senior Notes, due 2012	124,307	124,240
Fixed rate — 6.75% Senior Notes, due 2013	297,391	297,157

Total Debt	$705,410	$826,126

Book Equity

9.5% Series A Preferred (none and 3,000,000 shares outstanding)	$—-	$72,207
8.875% Series B Preferred (3,450,000 shares outstanding)	83,306	83,306
Common (67,203,229 and 62,587,079 shares outstanding)	1,667,311	1,490,015

Total Equity	$1,750,617	$1,645,528

Additional Data
(in thousands except percentages)

	September 30, 2004	December 31, 2003
Leverage Ratios
Total Debt / Total Assets	26.1%	29.9%
Total Debt / Real Estate, at cost	22.1%	26.0%
Total Debt / Total Book Capitalization	28.7%	33.4%
Variable Rate Debt / Total Book Capitalization	3.3%	8.1%

	Nine Months Ended September 30, 2004	Nine Months Ended September 30, 2003
Cash Flow Data

Cash flow provided by (used in):
Operating activities	$151,571	$158,224
Investing activities	$(1,617)	$(264,238)
Financing activities	$(152,891)	$103,095

Hotel Revenue Data

The following tables summarize the hotel operating statistics reported to us by our third party tenants and managers for our 285 hotels.

Lease/	No. of	No. of Rooms/	Quarter Ended September 30,			Nine Months Ended September 30,
Management Agreement	Hotels	Suites	2004(1)	2003(1)	Change		2004(1)	2003(1)	Change
ADR
Host (no. 1)	53	7,610	$100.08	$94.70	5.7%		$100.02	$95.84	4.4%
Host (no. 2)	18	2,178	93.97	92.37	1.7%		94.11	93.46	0.7%
Marriott	35	5,382	93.74	92.45	1.4%		94.33	92.24	2.3%
Barcelo Crestline	19	2,756	86.85	82.85	4.8%		91.17	88.87	2.6%
InterContinental (no. 1) (2)(3)	30	3,694	91.10	91.74	-0.7%		89.93	90.64	-0.8%
InterContinental (no. 2) (2)(3)	76	9,220	54.88	54.12	1.4%		56.04	55.08	1.7%
Prime (3)	36	5,250	73.09	69.80	4.7%		74.31	70.06	6.1%
Homestead	18	2,399	51.04	46.25	10.4%	49.	.81	47.93	3.9%
Total/Average	285	38,489	$79.05	$76.11	3.9%		$79.81	$77.03	3.6%

OCCUPANCY
Host (no. 1)	53	7,610	75.7%	68.1%	7.6 pt		72.6%	64.3%	8.3 pt
Host (no. 2)	18	2,178	83.9%	81.1%	2.8 pt		80.0%	77.7%	2.3 pt
Marriott	35	5,382	85.1%	80.0%	5.1 pt		78.7%	75.3%	3.4 pt
Barcelo Crestline	19	2,756	75.9%	70.4%	5.5 pt		75.7%	69.2%	6.5 pt
InterContinental (no. 1) (2)(3)	30	3,694	80.9%	78.5%	2.4 pt		77.2%	76.7%	0.5 pt
InterContinental (no. 2) (2)(3)	76	9,220	78.3%	76.8%	1.5 pt		71.3%	73.1%	-1.8 pt
Prime (3)	36	5,250	62.6%	69.7%	-7.1 pt		63.9%	70.3%	-6.4 pt
Homestead	18	2,399	78.7%	80.1%	-1.4 pt		80.5%	76.7%	3.8 pt
Total/Average	285	38,489	76.9%	74.8%	2.1 pt		73.4%	71.9%	1.5 pt

RevPAR
Host (no. 1)	53	7,610	$75.76	$64.49	17.5%		$72.61	$61.63	17.8%
Host (no. 2)	18	2,178	78.84	74.91	5.2%		75.29	72.62	3.7%
Marriott	35	5,382	79.77	73.96	7.9%		74.24	69.46	6.9%
Barcelo Crestline	19	2,756	65.92	58.33	13.0%		69.02	61.50	12.2%
InterContinental (no. 1) (2)(3)	30	3,694	73.70	72.02	2.3%		69.43	69.52	-0.1%
InterContinental (no. 2) (2)(3)	76	9,220	42.97	41.56	3.4%		39.96	40.26	-0.8%
Prime (3)	36	5,250	45.75	48.65	-6.0%		47.48	49.25	-3.6%
Homestead	18	2,399	40.17	37.05	8.4%		40.10	36.76	9.1%
Total/Average	285	38,489	$60.79	$56.93	6.8%		$58.58	$55.38	5.8%

(1)          Includes data for the calendar periods indicated, except for our Courtyard by Marriott®, Residence Inn by Marriott®, Marriott Hotels Resorts and Suites®, TownePlace Suites by Marriott®, and SpringHill Suites by Marriott® branded hotels, which include data for comparable fiscal periods.

(2)          2003 includes data for periods prior to our ownership of some hotels.

(3)          2003 includes data for periods some hotels were not operated by the current manager.

Rent/Return Coverage Data(1)

Lease/Management Agreement	Quarter ended 9/30/04	Year ended 9/30/04	Year ended 12/31/03

Host (no. 1)	1.4x	1.2x	1.0x
Host (no. 2)	1.1x	1.0x	1.0x
Marriott	1.1x	0.9x	0.8x
Barcelo Crestline	0.7x	0.8x	0.7x
InterContinental (no. 1)	0.9x	0.7x	0.7x
InterContinental (no. 2)	0.9x	0.8x	0.8x
Prime	1.0x	1.1x	1.0x
Homestead	1.2x	1.2x	1.1x
Range (all agreements)	0.7x-1.4x	0.7x-1.2x	0.7x-1.1x

(1)          We define coverage as combined total hotel sales minus all expenses which are not subordinated to minimum payments to us and the required FF&E Reserve contributions (which data is provided to us by our tenants or operators), divided by the minimum rent or return payments due to us. For some combinations, amounts have been calculated using data for periods prior to our ownership of some hotels and prior to commencement of operating agreements.